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                                                               EXHIBIT 10.10(b)


                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT


The Executive Deferred Compensation and Consulting Agreement, better known as EDCA, is a non-qualified, unfunded, supplemental pension plan for key executives.

Each year benefits are accrued at one and one-half percent of that year's base salary plus bonus payment and added to the prior year accrual balance. That accumulated benefit is then given a present value based on group annuity mortality tables and the current PBGC immediate interest rate. At retirement the monthly accrued present value benefit is payable as a 10-year certain and life annuity. The Plan also provides for the continuation of life, medical and dental benefits at retirement based on certain criteria as outlined in the Agreement.

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            EXECUTIVE DEFERRED COMPENSATION AND CONSULTING AGREEMENT


     THIS AGREEMENT is entered into as of _________, 199_, at Pleasanton, California, between HEXCEL CORPORATION, a Delaware corporation ("HEXCEL"), and ____________________ ("Employee"), on the basis of the following facts and understandings:

                                R E C I T A L S :

     A. Employee is a key executive of Hexcel and has made substantial contributions to its success.

     B. Hexcel wishes to provide certain retirement, death and similar benefits for Employee in the expectation that such benefits will serve as an incentive to Employee to continue in the employ of Hexcel until his retirement or death. Hexcel also wishes to receive the benefits of Employee's advice and consultation following retirement, which will be compensated for by the payments to be made hereunder.

     C. Hexcel's Board of Directors has authorized it to enter into this Executive Deferred Compensation Agreement with Employee.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the services rendered in the past and to be rendered in the future by Employee, the parties hereto agree as follows:

     1.   RETIREMENT AND CONSULTING INCOME.

          1.1 NORMAL RETIREMENT. If Employee retires or otherwise ceases to be employed by Hexcel on or after his 65th birthday, Employee shall receive a monthly

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amount of consulting and retirement income payments, without any specification as to the amount allocated to either, computed pursuant to Exhibit "A" which has been initialled by the parties and attached hereto. Such payments shall commence the calendar month following Employee's retirement or termination of employment and shall continue for one hundred twenty (120) such payments or until payment for the month in which Employee dies, whichever is the last to occur.

          1.2 RETIREMENT BEFORE AGE 65. If Employee retires or otherwise ceases to be employed by Hexcel after his 40th birthday but prior to his 65th birthday, his consulting and retirement income payments, without any specification as to the amount allocated to either, computed pursuant to said Exhibit "A", shall commence the calendar month following his 65th birthday and shall continue for one hundred twenty (120) such payments or until payment for the month in which Employee dies, whichever is the last to occur. Should the Employee request that such payments commence at an earlier date and Hexcel, in its sole and absolute discretion, consents thereto in writing, the monthly amounts payable shall be the amount reflected on Exhibit "B", which has been initialled by the parties and attached hereto.

          If Employee retires or otherwise ceases to be employed by Hexcel after his 40th birthday but prior to his 58th birthday, his consulting and retirement income payments shall be the same as under Section 1.2 except that until Employee attains the age of 58, the obligation of Hexcel under Section 6.2 (i.e., medical and dental insurance) shall be in effect only if Employee promptly reimburses Hexcel on its written demand for its costs of such medical and dental insurance under the group plan.

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          Employee shall not be entitled to any benefits under this Agreement if
Employee ceases to be employed by Hexcel prior to attaining his 40th birthday.

          1.3 POSSIBLE LUMP SUM, ETC., BENEFITS. In lieu of the payments described in Sections 1.1 and 1.2, and provided that Hexcel, in its sole and absolute discretion, consents thereto in writing, Employee may elect either (a) the applicable lump sum benefit reflected on Exhibit "B", or (b) any other form of retirement benefit actuarially equivalent thereto. Employee's election of benefits under this Section 1.3 shall not relieve Employee of his obligations under Paragraph 3.

     2. DEATH BENEFITS. If Employee dies after his 40th birthday but prior to commencement of payments to him pursuant to Sections 1.1 or 1.2, there will be payable to his designated beneficiary in lieu of any amount specified in Paragraph 1, a monthly pension for the balance of such beneficiary's lifetime which is actuarially equivalent to the lump sum death benefit reflected in Exhibit "B". In lieu of said monthly pension, on the condition that Hexcel, in its sole discretion, consents thereto in writing, such beneficiary may elect either (a) the applicable lump sum death benefit reflected on Exhibit "B" or (b) any other form of pension benefit actuarially equivalent thereto, based on the actuarial assumptions used in constructing Exhibit "B", such election to be made by written notice to Hexcel, in form satisfactory to Hexcel, within sixty (60) days following the Employee's death.

     If Employee dies after commencement of payments to him pursuant to Sections
1.1 or 1.2, but prior to the receipt of 120 such payments or, should Employee retire after this 65th birthday but has not as yet received the first payment under Section 1.1, his designated beneficiaries shall receive such payments until the aggregate number of payments

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to Employee and his beneficiary totals 120.

     3. AGREEMENTS OF EMPLOYEE. As a material part of the consideration for this Agreement and as a condition precedent to Hexcel's obligation to make payments to Employee or Employee's successors hereunder, Employee agrees as follows:

          3.1 CONSULTATION SERVICES. For a period of ten years following the effective date of retirement or termination of employment, Employee shall render consultation services to Hexcel from time to time upon request of Hexcel, in all areas of Hexcel's business; provided, however, that Hexcel shall only make such requests at reasonable times and locations in light of Employee's other commitments, and upon reasonable prior notice; and provided further that the extent of said consultation services shall be limited to not more than ten (10) man days (on the basis of seven-hour work days) per year unless agreed to by Employee. The parties acknowledge that Employee, while providing consultation services hereunder, will be acting in the capacity of an independent contractor and not an employee, and Hexcel shall not have the power to direct or control the manner in which Employee performs his duties as consultant. Hexcel shall reimburse Employee for any expenses incurred by Employee in carrying out his obligations, provided such expenses were approved in advance by Hexcel in writing.

          3.2  COMPETITIVE ACTIVITY. In order to protect Hexcel's benefits under
Section 3.1 and its trade secrets in the field of engineered materials (e.g., high technology, lightweight structural materials and specialty chemicals and resins) and other products being manufactured or marketed by Hexcel or developed for manufacture or marketing at the

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time of Employee's retirement or termination of employment, or the trade secrets of any business acquired by Hexcel within six months after retirement or termination of such employment if said acquisition was in the process of negotiation at the time of such retirement or termination (hereinafter collectively designated "Hexcel's Business"), Employee agrees that at all times prior to his retirement or termination of employment and during so much of the ten-year period following such retirement or termination that Hexcel, or any of its successors, assigns or affiliated companies carries on any portion of Hexcel's business, Employee shall not directly or indirectly, as a partner, substantial owner, employee, associate, consultant, agent or otherwise, engage in any activity related to or competitive with Hexcel's business in any county in the State of California, or in any other state, territory or foreign country within which Hexcel carries on Hexcel's Business or in which any of its products are sold either prior or subsequent to the date hereof.

     4.   CONDITIONS TO PAYMENT OF COMPENSATION.

          4.1 NO VESTED BENEFIT. The parties acknowledge that the sums payable to Employee hereunder increase pursuant to the formula set forth in Exhibit "A" based upon the length of Employee's employment with Hexcel - i.e., Employee receives credit in such formulas over the period of his employment. Hexcel may at any time upon thirty (30) days' prior written notice to Employee, terminate Employee's right to receive such credit for future employment with Hexcel, which shall not, however, affect such credit accrued up to the effective date of such termination. Notwithstanding such employment credit, the amounts computed in accordance with such formulas are only payable to Employee on the terms and subject to the conditions contained in this Agreement, including,

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without limitation, the conditions specified in Sections 4.2 and 4.3.

          4.2 TERMINATION OF EMPLOYMENT, CAUSES. Hexcel's obligation to make payments to Employee hereunder is subject to the condition precedent that Hexcel has not terminated Employee's employment by reason of Employee's theft, fraud, embezzlement or felony, provided that the foregoing is directly connected with his employment and Hexcel determines, in its sole and absolute discretion, that such act in inimical to its best interests, or by reason of violation of Section
3.2 hereof, or for wrongfully disclosing any secret process or imparting any confidential information, or intentionally doing any other act materially inimical to the best interests of Hexcel. In case of any such termination of Employee's employment by Hexcel, all of Employee's rights and benefits hereunder shall terminate.

          4.3 BREACHES OF AGREEMENT. Hexcel's obligation to make payments to Employee hereunder is subject to the further conditions precedent (a) that Employee has not breached or violated any term, covenant or provision of this Agreement, including, without limitation, those set forth in Section 3.2, and
(b) Employee has not engaged in any of the acts mentioned in Section 4.2 while an employee of Hexcel, which acts are discovered subsequent to Employee's retirement or termination of employment. In case of any such breach or violation under clause (a) or if Employee has engaged in the acts referred to in clause
(b) all of Employee's rights and benefits hereunder shall terminate.

          4.4 PRESERVATION OF REMEDIES. In addition to the conditions precedent to Hexcel's obligations hereunder for any payments or benefits, Hexcel shall also be entitled to all of its legal and equitable remedies resulting from any breach or violation

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of this Agreement by Employee, including, without limitation, recovery from
Employee of all damages resulting from such breach or violation.

     5.   MINIMUM PAYMENT.

          5.1 PRIOR AGREEMENT. If Employee was a party to a prior agreement with Hexcel concerning executive deferred compensation and consulting payments, and Employee becomes entitled to receive payments hereunder, Employee shall be entitled to receive, at a minimum, the amount payable to him as of December 31, 1981 under the terms of such prior agreement, which amounts are set forth in Exhibit "C" which has been initialled by the parties and attached hereto.

          5.2 CHANGE IN CONTROL. If there is a change in control of Hexcel and Employee becomes entitled to receive payments hereunder, Employee shall be entitled to receive, at a minimum, the amounts payable to him as of December 31, 1981, under the terms of such prior agreement, which amounts are set forth in Exhibit "C".

          For purposes of this Section 5.2, there shall be deemed to have occurred a change in control of Hexcel if either:

               (a) any person or group acting in concert has become a "parent" of Hexcel, as the term "parent" is defined by the rules and regulations promulgated under Securities Act of 1933 (reference is made to Rule 405, Regulation C); or

               (b) Hexcel is merged into another entity or another entity is merged into Hexcel and, in either case, the shareholders of Hexcel immediately prior to the merger do not own a majority of the voting shares of the surviving entity in the merger, after its consummation.

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          The provisions of subsections (a) and (b) above shall each be considered separately even though they may overlap in particular circumstances.

     6.   INSURANCE BENEFITS.

          6.1 LIFE INSURANCE. Hexcel shall keep in force and pay for life insurance for Employee should Employee retire or otherwise cease to be employed by Hexcel ("termination") in the following amounts so long as (subject to Section 6.3) Employee has not received all of the payments to which Employee is entitled under this Agreement:

               (a) For the period prior to the time Employee has received any payments under this Agreement and prior to the Employee's 65th birthday, an amount equal to two (2) times the present value of Employee's potential payments hereunder (in accordance with Exhibits "A", "B" and "C") at the time of termination, provided such insurance shall not exceed the amount of life insurance on Employee in effect at the time of termination.

     Example:

          Salary  $80,000

          Employee Insurance  $240,000

          Present Value of Potential Payments  $200,000

          Then lesser of:

                     2 X $200,000 = $400,000

     Insurance at term = $240,000

          Therefore, $240,000 life insurance.

               (b)  After Employee's 65th birthday, but only while Employee

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is receiving payments under this Agreement, an amount equal to one (1) times the present value of Employee's potential payments hereunder (in accordance with Exhibits "A", "B" and "C") at the time of termination, provided such insurance shall not exceed the amount of life insurance on Employee in effect at the time of termination.

     Example:

          Salary  $80,000

          Employee Insurance  $240,000

          Present Value of Potential Payments  $200,000

          Then lesser of:

                    1 X $200,000 = $200,000

               Employee Insurance = $240,000

          Therefore, $200,000 life insurance.

          6.2 MEDICAL AND DENTAL INSURANCE. Hexcel, at its expense, shall continue to cover Employee in its group medical and dental insurance plan during those periods life insurance is maintained for Employee pursuant to Section 6.1.

          6.3 TERMINATION OF BENEFITS. Notwithstanding anything set forth herein, Employee shall not be entitled to any benefits under Sections 6.1 and
6.2 should Employee receive a lump sum benefit hereunder or after Employee's 75th birthday.

     7.   RIGHTS OF PARTIES.

          7.1 CHANGE OF BENEFICIARY. Employee shall have the right at any time to change the person or persons designated as beneficiary or contingent beneficiary on Exhibit "D" attached hereto, by written notice to Hexcel in form satisfactory to Hexcel. Such

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change of beneficiary shall become effective upon receipt and approval by
Hexcel.

          7.2 NO EMPLOYMENT AGREEMENT. Nothing contained in this Agreement shall be construed as giving to Employee the right to continued employment with Hexcel.

          7.3 OTHER RETIREMENT PLANS. Nothing in this Agreement shall affect any right the Employee may otherwise have to participate in or under any retirement plan of Hexcel or other entity.

     8. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by prepaid certified or registered mail to his last known residence in the case of Employee, or its principal office in the case of Hexcel.

     9. TRANSFER OF INTEREST. Except as otherwise expressly provided herein, Employee agrees, on behalf of his heirs, legatees, personal representatives and designated beneficiaries, that this Agreement and the rights, interests and benefits hereunder shall not be sold, assigned, conveyed, hypothecated, or otherwise transferred, and no such interest shall be subject to any liabilities or obligations of any bankruptcy proceedings, claims or creditors, attachment, garnishment, execution, levy or other legal process against any such person or his property; provided, however, that if Employee is indebted to Hexcel for any reason whatsoever at the time of any distribution or distributions, Hexcel shall have the right to apply so much of such distribution as may be necessary to satisfy Employee's indebtedness to Hexcel.

     10.  MISCELLANEOUS. This Agreement replaces any former agreements

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between Employee and Hexcel relating to executive deferred compensation and consulting. All payments received pursuant to this Agreement shall be subject to applicable payroll taxes and taxes withholding. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Hexcel and the heirs, legatees, personal representatives and designated beneficiaries of Employee.

          Notwithstanding anything to the contrary contained in this Agreement, if any provisions hereof, or the application thereof to any circumstance, is held invalid for any reason whatsoever, such invalid provision shall be severable and shall not affect any other provision hereof or the application thereof to any other circumstances which can be given effect without such invalid provisions or application. This Agreement is entered into in contemplation of and shall be interpreted and enforced in accordance with California law applicable to contracts made and to be performed within the State of California. For convenience, references to the Employee herein are masculine, but shall be deemed to include the feminine gender if Employee is female. Paragraph and section headings have been inserted for convenience only, and in no way shall be used to interpret or otherwise affect the terms of this Agreement.

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          TO EVIDENCE THEIR AGREEMENT to the foregoing, the parties have executed this Agreement the day and year first above written.

                                             HEXCEL CORPORATION
                                             a Delaware corporation



_____________________________                By ______________________
Employee's Signature                           Vice President

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                                    EXHIBIT A


     Monthly amount of consulting and retirement income payments shall be equal to One-twelfth (1/12th) of the sum of the following: One and one-half percent (1 1/2%) of the aggregate base salary and incentive cash bonuses paid to Employee by Hexcel subsequent to May 4, 1993 (the "initial date"), multiplied by a fraction, the numerator of which shall be the total number of whole calendar months of Employee's employment by Hexcel subsequent to the initial date and the denominator of which will be 67. In no event shall such fraction exceed 1 (67/67).

                                    EXHIBIT B

                               HEXCEL CORPORATION

                    EXECUTIVE DEFERRED COMPENSATION AGREEMENT


NAME:

DATE OF BIRTH:

DATE OF HIRE:

DATE OF TERMINATION:

For Service After:

- ------------------------------------------------------------------------------------------
                                                               Expected Benefit
                   Accrued Benefit                              at Age 65 (3)
- ------------------------------------------------------------------------------------------
                                                                                   Present
                                                  Present                          Value
                         Accrued    Accrued        Value                           @ Age
Year  Age  Salary (4)   This Year   To Date     To Date (3)  Annual    Monthly     65 (3)
- ----  ---  ----------   ---------  ---------    -----------  ------    -------    -------



(1)  Annual Benefit accrued to date, payable at age 65.
(2)  Projected at present salary rate to age 65.
(3) Present values are based on 1971 Group Annuity Mortality table, discounted at year.
(4)  Includes incentive.

                                    EXHIBIT D

                           DESIGNATION OF BENEFICIARY



Primary Beneficiary(ies):





Secondary Beneficiary(ies) in event Primary Beneficiary(ies) dies prior to receipt of all payments due:





          Employee shall have the right to change the above beneficiary designations by written notice in accordance with the provisions of Section 7.1 of this Agreement.

To be signed ONLY in the event a primary beneficiary other than Employee's spouse is named:



Designation of beneficiary approved this ____ day of ___________, 199_.



                                                __________________________
                                                Spouse of Employee

                                  AMENDMENT TO

            EXECUTIVE DEFERRED COMPENSATION AND CONSULTING AGREEMENT


     This Agreement is entered into as of ___________, 199_, between HEXCEL CORPORATION ("Hexcel") and ____________________ ("Employee").

     WHEREAS, Employee and Hexcel have entered into an Executive Deferred Compensation and Consulting Agreement dated _________, 199_; and

     WHEREAS Employee and Hexcel wish to amend said Agreement relating to Change in Control;

     NOW THEREFORE, it is agreed to amend Section 5.2 "Change in Control" as follows:

          5.2 CHANGE IN CONTROL. If there is a change in control of Hexcel and Employee becomes entitled to receive payments hereunder, Employee shall be entitled to receive, at a minimum, the amounts payable to him as of December 31, 1981, under the terms of such prior agreement, which amounts are set forth in Exhibit "C".

          For purposes of this Section 5.2, a "change in control of Hexcel" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act is or becomes the beneficial owner, directly or indirectly, of securities of Hexcel representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Hexcel cease for any reason to constitute at least a majority thereof unless the election of each director, who was not a director at the beginning of the period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.


                                                HEXCEL CORPORATION



________________________________                ______________________________
Employee's Signature